EXHIBIT 99.1

GOPRO ANNOUNCES SECOND QUARTER 2014 RESULTS

Second Quarter Revenue up 38% vs Q2 2013

Reaches Major Milestone in July Shipping the 10 Millionth Cumulative Capture Device

SAN MATEO, Calif., July 31, 2014 - GoPro, Inc. (NASDAQ: GPRO), maker of one of the world's most versatile cameras and enabler of some of today's most engaging content, today announced financial results for its second quarter ended June 30, 2014.

Revenue in the second quarter of 2014 was $244.6 million, up 38.1% compared to the $177.1 million reported in the second quarter of 2013. Second quarter 2014 revenue increased 3.8% compared to $235.7 million reported in the first quarter of 2014.

“We delivered a strong quarter of operating results driven by increased demand for our Hero 3+ Black Edition and demand for our accessory products,” said Nicholas Woodman, CEO of GoPro. “We are seeing a tremendous volume of quality content generated by our users and a 200% year over year increase in video views on YouTube, which is fueling our virtuous cycle whereby viewership of GoPro content drives sales. Our second quarter performance demonstrates our users’ continued passion for GoPro’s products, content and brand.”

GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and the tax impact of these excluded items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded in the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release.
Non-GAAP gross margin in the second quarter of 2014 was 42.2%, compared to 32.3% in the second quarter of 2013 and 41.1% in the first quarter of 2014. Non-GAAP operating income in the second quarter of 2014 was $17.8 million, compared to an operating loss of ($3.2) million in the second quarter of 2013 and operating income of $20.9 million in the first quarter of 2014.
Non-GAAP net income in the second quarter of 2014 was $11.8 million or $0.08 per diluted share, compared to a net loss of ($3.2) million or ($0.03) per diluted share in the second quarter of 2013 and net income of $14.3 million or $0.10 per diluted share in the first quarter of 2014.
In accordance with U.S. generally accepted accounting principles (GAAP), GoPro recorded a net loss attributable to common stockholders in the second quarter of 2014 of $(19.8) million or $(0.24) per diluted share. This compares to a GAAP net loss attributable to common stockholders of $(5.1) million or $(0.06) per diluted share in the second quarter of 2013 and GAAP net income attributable to common stockholders in the first quarter of 2014 of $8.5 million or $0.08 per diluted share.
Second quarter GAAP gross margin was 42.1%, compared to gross margin of 32.1% in the second quarter of 2013 and 40.9% in the first quarter of 2014. Second quarter GAAP operating loss was ($16.7) million, compared to an operating loss of ($6.0) million in the second quarter of 2013 and operating income of $16.6 million in the first quarter of 2014.

Cash was $104.9 million at June 30, 2014, up $77.6 million from June 30, 2013 and down $6.3 million from March 31, 2014. Net cash proceeds of $200.8 million from closing of the company’s initial public offering were received on July 1, 2014 and are therefore not included in the June 30, 2014 cash balance.

Second Quarter and Recent GoPro Highlights Include:

•
Launched GoPro App 2.5 for iOS and Android in July, allowing users to stream playlists of GoPro content directly to their phones and identify favorite videos that will follow them across other platforms such as Xbox One and GoPro.com.

•	According to June NPD data, GoPro products represented the top three camera/camcorder units and six of the top ten camera accessory units sold in the U.S.

•	Launched in new vertical markets with the Sportsman Mount for hunting and fishing and the Music Edition for instruments and microphones.

•	Released popular accessories including the highly versatile Gooseneck and 3-Way mounts.

•	Shipped more than 10,000 linear feet of new POP displays to retail outlets around the world.

•	Number of GoPro videos published on YouTube up over 160% Y/Y; views on YouTube up 200% Y/Y; video minutes watched on YouTube up over 270% vs. Q2 2013.

•	Launched the GoPro Channel on Pinterest, a social network with more than 60 million users.

•
Launched the GoPro Channel on Xbox 360 with Microsoft, generating more than a half million downloads and average engagement time in the U.S. of just under 30 minutes. In July, launched GoPro Channel on Xbox One with exclusive videos.

•	Hosted events at South by Southwest, the X Games, and the GoPro Mountain Games.

•	The GoPro Athlete Summit attracted 90 athletes and generated more than two million likes on Facebook.

•	Won four Webby Awards including Best Photography and Graphics, Best Use of Video, and Best Overall Social Presence.

•	GoPro CineForm Codec was standardized by the Society of Motion Picture and Television Engineers® (SMPTE®) as the SMPTE ST 2073 VC-5 video compression standard.

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, please dial (913) 312-1469 or toll free (888) 609-5673, access code 5713125, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and the recording will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for six months thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way consumers capture, manage, share and enjoy meaningful life experiences. We do this by enabling people to capture compelling, immersive photo and video content of themselves participating in their favorite activities. Our customers include some of the world’s most active and passionate people. The volume and quality of their shared GoPro content, coupled with their enthusiasm for our brand, are virally driving awareness and demand for our products. To date, we have generated substantially all of our revenue from the sale of our cameras and accessories and we believe that the growing adoption of our capture devices and the engaging content they enable, position GoPro to become an exciting new media company.

For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, or LinkedIn.
GOPRO® and HERO® are trademarks or registered trademarks of GoPro Inc. in the United States and other countries.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the effects of the highly competitive market in which we operate; our dependence on sales of our capture devices for substantially all of our revenue; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide components for our products; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, and profitability in recent periods might not be indicative of future performance;  difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; any inability to successfully manage frequent product introductions and transitions; the effects of international business uncertainties; our reliance on our Chief Executive Officer; and other factors detailed in the Risk Factors section of the final prospectus that we filed with the Securities and Exchange Commission in connection with our initial public offering.  These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein.  GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	June 30, 2014	March 31, 2014	June 30, 2013

Revenue	$244,605	$235,716	$177,082
Cost of revenue	141,736	139,202	120,242
Gross profit	102,869	96,514	56,840
Operating expenses:
Research and development	34,663	28,739	16,687
Sales and marketing	43,701	41,341	39,065
General and administrative	41,171	9,878	7,044
Total operating expenses	119,535	79,958	62,796
Operating income (loss)	(16,666)	16,556	(5,956)
Other income (expense), net	(1,536)	(1,625)	(1,697)
Income (loss) before income taxes	(18,202)	14,931	(7,653)
Income tax (benefit) expense	1,639	3,882	(2,568)
Net income (loss)	$(19,841)	$11,049	$(5,085)

Net income (loss) attributable to common stockholders- basic	$(19,841)	$8,009	$(5,085)
Net income (loss) attributable to common stockholders- diluted	$(19,841)	$8,452	$(5,085)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.24)	$0.10	$(0.06)
Diluted	$(0.24)	$0.08	$(0.06)

Shares used in computing net income (loss) per share attributable to common stockholders:
Basic	82,936	81,582	80,902
Diluted	82,936	100,783	80,902

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Six months ended
	June 30, 2014	June 30, 2013

Revenue	$480,321	$432,139
Cost of revenue	280,938	285,870
Gross profit	199,383	146,269
Operating expenses:
Research and development	63,402	28,699
Sales and marketing	85,042	74,738
General and administrative	51,049	14,032
Total operating expenses	199,493	117,469
Operating income (loss)	(110)	28,800
Other income (expense), net	(3,161)	(3,391)
Income (loss) before income taxes	(3,271)	25,409
Income tax expense	5,521	7,459
Net income (loss)	$(8,792)	$17,950

Net income (loss) attributable to common stockholders- basic	$(8,792)	$12,986
Net income (loss) attributable to common stockholders- diluted	$(8,792)	$13,666

Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$0.16
Diluted	$(0.11)	$0.14

Shares used in computing net income (loss) per share attributable to common stockholders:
Basic	82,263	80,836
Diluted	82,263	98,577

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2014	2013
ASSETS	(unaudited)
Current assets:
Cash	$104,879	$101,410
Accounts receivable, net	49,230	122,669
Inventory	80,376	111,994
Prepaid expenses and other current assets	65,409	21,967
Total current assets	299,894	358,040
Property and equipment, net	38,939	32,111
Intangible assets and goodwill	16,805	17,365
Other long-term assets	36,562	32,155
Total assets	$392,200	$439,671

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$54,925	$126,423
Accrued liabilities	78,819	86,391
Other current liabilities	12,524	27,483
Current portion of long-term debt	66,306	60,297
Total current liabilities	212,574	300,594
Long-term debt, less current portion	41,433	53,315
Other long-term liabilities	13,719	13,930
Total liabilities	267,726	367,839

Redeemable convertible preferred stock	77,227	77,198
Total stockholders’ equity (deficit)	47,247	(5,366)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$392,200	$439,671

GoPro, Inc.
Reconciliation of Preliminary Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three months ended
	June 30, 2014	March 31, 2014	June 30, 2013

GAAP NET INCOME (LOSS)	$(19,841)	$11,049	$(5,085)
Stock-based compensation
Cost of revenue	154	168	157
Research and development	1,657	1,401	556
Sales and marketing	1,654	1,414	1,454
General and administrative	30,728	1,054	365
Total stock-based compensation	34,193	4,037	2,532

Amortization of acquisition-related intangible assets
Cost of revenue	222	222	222
Research and development	20	20	—
Sales and marketing	34	42	47
Total amortization of acquisition-related intangible assets	276	284	269

Tax related items
Income tax adjustments	(2,854)	(1,088)	(875)
Non-GAAP NET INCOME (LOSS)	$11,774	$14,282	$(3,159)

GAAP SHARES FOR DILUTED NET INCOME (LOSS) PER SHARE	82,936	100,783	80,902
Add: dilutive shares	17,345	—	—
Add: preferred shares conversion	30,523	30,523	30,523
Add: initial public offering shares	8,900	8,900	8,900
Non-GAAP SHARES FOR DILUTED NET INCOME (LOSS) PER SHARE	139,704	140,206	120,325

Non-GAAP diluted net income (loss) per share	$0.08	$0.10	$(0.03)

GoPro, Inc.
Reconciliation of Preliminary Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Six months ended
	June 30, 2014	June 30, 2013

GAAP NET INCOME (LOSS)	$(8,792)	$17,950
Stock-based compensation
Cost of revenue	322	377
Research and development	3,058	997
Sales and marketing	3,068	2,658
General and administrative	31,782	595
Total stock-based compensation	38,230	4,627

Amortization of acquisition-related intangible assets
Cost of revenue	444	444
Research and development	40	13
Sales and marketing	76	94
Total amortization of acquisition-related intangible assets	560	551

Tax related items
Income tax adjustments	(3,942)	(1,617)
Non-GAAP NET INCOME	$26,056	$21,511

GAAP SHARES FOR DILUTED EARNINGS PER SHARE	82,263	98,577
Add: dilutive shares	18,273	—
Add: preferred shares conversion	30,523	30,523
Add: initial public offering shares	8,900	8,900
Non-GAAP SHARES FOR DILUTED EARNINGS PER SHARE	139,959	138,000

Non-GAAP diluted net income per share	$0.19	$0.16

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

 The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, tradenames and covenants not to compete related to our acquisitions. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Adjustment for taxes relates to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of the period, the initial public offering shares issued July 2014, as if they had been outstanding since the beginning of the period, and the addition of all dilutive awards outstanding that were excluded from the GAAP diluted earnings per share calculation because they were anti-dilutive as a result of our net loss position.

Reconciliations of non-GAAP measures are set forth below ($ in thousands):

	Three months ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP gross profit	$102,869	$96,514	$56,840
Stock-based compensation	154	168	157
Amortization of acquisition-related intangible assets	222	222	222
Non-GAAP gross profit	$103,245	$96,904	$57,219

GAAP gross profit as a % of revenue	42.1%	40.9%	32.1%
Stock-based compensation	0.0%	0.1%	0.1%
Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	42.2%	41.1%	32.3%

GAAP operating expenses	$119,535	$79,958	$62,796
Stock-based compensation	(34,039)	(3,869)	(2,375)
Amortization of acquisition-related intangible assets	(54)	(62)	(47)
Non-GAAP operating expenses	$85,442	$76,027	$60,374

GAAP operating income (loss)	$(16,666)	$16,556	$(5,956)
Stock-based compensation	34,193	4,037	2,532
Amortization of acquisition-related intangible assets	276	284	269
Non-GAAP operating income (loss)	$17,803	$20,877	$(3,155)

GAAP operating income (loss) as a % of revenue	(6.8%)	7.0%	(3.4%)
Stock-based compensation	14.0%	1.7%	1.4%
Amortization of acquisition-related intangible assets	0.1%	0.2%	0.2%
Non-GAAP operating income (loss) as a % of revenue	7.3%	8.9%	(1.8%)

Reconciliations of non-GAAP measures are set forth below ($ in thousands):

	Six months ended
	June 30, 2014	June 30, 2013
GAAP gross profit	$199,383	$146,269
Stock-based compensation	322	377
Amortization of acquisition-related intangible assets	444	444
Non-GAAP gross profit	$200,149	$147,090

GAAP gross profit as a % of revenue	41.5%	33.8%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangible assets	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	41.7%	34.0%

GAAP operating expenses	$199,493	$117,469
Stock-based compensation	(37,908)	(4,250)
Amortization of acquisition-related intangible assets	(116)	(107)
Non-GAAP operating expenses	$161,469	$113,112

GAAP operating income (loss)	$(110)	$28,800
Stock-based compensation	38,230	4,627
Amortization of acquisition-related intangible assets	560	551
Non-GAAP operating income	$38,680	$33,978

GAAP operating income (loss) as a % of revenue	0.0%	6.7%
Stock-based compensation	8.0%	1.1%
Amortization of acquisition-related intangible assets	0.1%	0.1%
Non-GAAP operating income as a % of revenue	8.1%	7.9%

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP net income (loss)	$(19,841)	$11,049	$(5,085)
Income tax (benefit) expense	1,639	3,882	(2,568)
Interest income and expense	1,390	1,335	1,369
Depreciation and amortization	4,177	3,811	3,207
POP display amortization	4,166	4,513	2,886
Stock-based compensation	34,193	4,037	2,532
Adjusted EBITDA	$25,724	$28,627	$2,341

	Six months ended
	June 30, 2014	June 30, 2013
GAAP net income (loss)	$(8,792)	$17,950
Income tax expense	5,521	7,459
Interest income and expense	2,725	2,701
Depreciation and amortization	7,988	5,416
POP display amortization	8,679	5,111
Stock-based compensation	38,230	4,627
Adjusted EBITDA	$54,351	$43,264